   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
                                                     REGISTRATION NO. 333-25957
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               ________________
                           ICG COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                        84-1342022
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)


                            9605 EAST MAROON CIRCLE
                           ENGLEWOOD, COLORADO 80112
                                (303) 572-5960

      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
              CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        INCENTIVE STOCK OPTION PLAN #2
                        INCENTIVE STOCK OPTION PLAN #3
                        1994 EMPLOYEE STOCK OPTION PLAN
                            1996 STOCK OPTION PLAN
                ICG COMMUNICATIONS, INC. EMPLOYEE SAVINGS PLAN
     ICG COMMUNICATIONS, INC. 401(K) WRAPAROUND DEFERRED COMPENSATION PLAN

                           (FULL TITLE OF THE PLANS)
                              __________________
              H. DON TEAGUE, ESQ., GENERAL COUNSEL AND SECRETARY
                           ICG COMMUNICATIONS, INC.
                            9605 EAST MAROON CIRCLE
                                 P.O. BOX 6742
                        ENGLEWOOD, COLORADO  80155-6742
                                (303) 572-5960

                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
         TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 _____________
                                   COPY TO:
                             LESLIE NICHOLS, ESQ.
                            SHERMAN & HOWARD L.L.C.
                          633 17TH STREET, SUITE 3000
                            DENVER, COLORADO  80202
                                (303) 297-2900

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by ICG Communications, Inc. (the "Registrant" or the "Company") or the ICG Communications, Inc. Employee Savings Plan (the "Plan") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) (1) the Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act; or

               (2) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed; and

               (3) the latest annual report on Form 11-K for the Plan.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the common stock, $.01 par value, of the Company contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and

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
prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents
                                 --------  -------
enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under

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

Section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.


     Articles Eighth and Tenth of the Company's Certificate of Incorporation provide as follows:

            EIGHTH:  A director of the Corporation shall not be personally
            ------
        liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            TENTH:  The Corporation shall indemnify any person who was or is a
            -----
        party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by applicable law. Expenses (including attorneys' fees) incurred in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both

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

            as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


     Article VIII, Section 8.1 of the Company's Bylaws provide as follows:

                 Indemnification.  The Corporation shall indemnify to the
                 ---------------
             fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

                 The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

                 The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

                 For purposes of this Article, references to "the Corporation"
             shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.

     The Company has purchased liability insurance policies covering its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     See Exhibit Index and Exhibits at the end of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on February 16, 1998.

                                         ICG COMMUNICATIONS, INC.



                                         By:  /s/ J. Shelby Bryan
                                              -------------------
                                              J. Shelby Bryan,
                                              President, Chief Executive Officer
                                              and Director


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Shelby Bryan and H. Don Teague, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature              Title                            Date
          ---------              -----                            ----

          Signature              Title                            Date
          ---------              -----                            ----

  *                          Chairman of the Board          February 16, 1998
---------------------------      of Directors
      William J. Laggett

  /s/ J. Shelby Bryan        President, Chief Executive     February 16, 1998
---------------------------  Officer and Director
      J. Shelby Bryan        (Principal Executive Officer)


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

 *                           Executive Vice President and     February 16, 1998
---------------------------  Chief Financial Officer
       James D. Grenfell     (Principal Financial Officer)



 *                           Vice President and               February 16, 1998
---------------------------  Corporate Controller
       Richard  Bambach      (Principal Accounting Officer)


 *                           Director                         February 16, 1998
-------------------------
       Harry R. Herbst

 *                           Director                         February 16, 1998
-------------------------
       Stan McLelland

 *                           Director                         February 16, 1998
-------------------------
       Leontis Teryazos

                             Director                         February __, 1998
-------------------------
       Walter Threadgill


 */s/ J. Shelby Bryan
-------------------------
By J. Shelby Bryan as attorney-in-fact
for each of the persons whose name is
noted with an asterisk (*) above


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on February 16, 1998.


                                  By: /s/ James D. Grenfell
                                      ----------------------------------------
                                      James D. Grenfell, Plan Administrator

                                 EXHIBIT INDEX


  EXHIBITS
  --------


5.1   Opinion of Counsel.*
23.1  Consent of KPMG Peat Marwick LLP.
23.2  Consent of Counsel (included in Exhibit 5.1).
24 Powers of Attorney (included in signature page of original Registration Statement and this post-effective amendment to the Registration Statement)
______________________
* previously filed

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